Exhibit 99.1

Erie Indemnity Reports Second Quarter 2023 Results
Net Income per Diluted Share was $2.25 for the Quarter and $3.90 for the Six Months of 2023

Erie, Pa., July 27, 2023 - Erie Indemnity Company (NASDAQ: ERIE) today announced financial results for the quarter and six months ending June 30, 2023. Net income was $117.9 million, or $2.25 per diluted share, in the second quarter of 2023, compared to $80.1 million, or $1.53 per diluted share, in the second quarter of 2022. Net income was $204.1 million, or $3.90 per diluted share, in the first six months of 2023, compared to $148.8 million, or $2.84 per diluted share, in the first six months of 2022.

2Q and First Half 2023
(in thousands)	2Q'23	2Q'22	1H'23	1H'22
Operating income	$134,158	$104,000	$244,701	$188,312
Investment income (loss)	11,627	(2,094)	6,895	915
Interest expense and other (income), net	(3,305)	558	(6,642)	1,084
Income before income taxes	149,090	101,348	258,238	188,143
Income tax expense	31,238	21,201	54,145	39,377
Net income	$117,852	$80,147	$204,093	$148,766

2Q 2023 Highlights
Operating income before taxes increased $30.2 million, or 29.0 percent, in the second quarter of 2023 compared to the second quarter of 2022.
•Management fee revenue - policy issuance and renewal services increased $88.8 million, or 16.3 percent, in the second quarter of 2023 compared to the second quarter of 2022.
•Management fee revenue - administrative services increased $1.2 million, or 8.0 percent, in the second quarter of 2023 compared to the second quarter of 2022.
•Cost of operations - policy issuance and renewal services
◦Commissions increased $43.7 million in the second quarter of 2023 compared to the second quarter of 2022, primarily driven by the growth in direct and affiliated assumed written premium, partially offset by a decrease in agent incentive compensation.
◦Non-commission expense increased $16.1 million in the second quarter of 2023 compared to the second quarter of 2022. Underwriting and policy processing expense increased $3.7 million primarily due to increased personnel and postage costs. Information technology costs increased $3.3 million primarily due to increased personnel costs and professional fees. Sales and advertising expense increased $1.8 million primarily due to increased agent related costs. Administrative and other costs increased $7.7 million primarily due to an increase in personnel costs, partially offset by a decrease in professional fees. Personnel costs were impacted by increased compensation including higher estimated costs for incentive plan awards due to increased direct written premium and policies in force growth, partially offset by lower pension costs due to an increase in the discount rate compared to 2022.

Income from investments before taxes totaled $11.6 million in the second quarter of 2023 compared to loss from investments before taxes of $2.1 million in the second quarter of 2022. Net investment income was $13.5 million in the second quarter of 2023 compared to $8.3 million in the second quarter of 2022. Net investment income included less than $0.1 million of limited partnership earnings in the second quarter of 2023 compared to losses of $0.3 million in the second quarter of 2022. Net realized and unrealized losses on investments were $1.7 million in the second quarter of 2023 compared to $10.3 million in the second quarter of 2022.

First Half 2023 Highlights
Operating income before taxes increased $56.4 million, or 29.9 percent, in the first six months of 2023 compared to the first six months of 2022.
•Management fee revenue - policy issuance and renewal services increased $158.9 million, or 15.4 percent, in the first six months of 2023 compared to the first six months of 2022.
•Management fee revenue - administrative services increased $2.0 million, or 7.1 percent, in the first six months of 2023 compared to the first six months of 2022.
•Cost of operations - policy issuance and renewal services
◦Commissions increased $71.3 million in the first six months of 2023 compared to the first six months of 2022, primarily driven by the growth in direct and affiliated assumed written premium, partially offset by a decrease in agent incentive compensation.
◦Non-commission expense increased $33.1 million in the six months ended June 30, 2023 compared to the first six months of 2022. Underwriting and policy processing expense increased $6.4 million primarily due to increased personnel and postage costs. Information technology costs increased $14.8 million primarily due to increased professional fees, personnel costs, and hardware and software costs. Sales and advertising expense increased $1.9 million primarily due to increased personnel and agent related costs. Administrative and other costs increased $10.6 million primarily due to an increase in personnel costs, partially offset by a decrease in professional fees. Personnel costs were impacted by increased compensation including higher estimated costs for incentive plan awards due to increased direct written premium and policies in force growth, partially offset by lower pension costs due to an increase in the discount rate compared to 2022.

Income from investments before taxes totaled $6.9 million in the first six months of 2023 compared to $0.9 million in the first six months of 2022. Net investment income was $15.7 million in the first six months of 2023 compared to $18.8 million in the first six months of 2022. Net investment income included $10.7 million of limited partnership losses in the first six months of 2023 compared to earnings of $2.5 million in the first six months of 2022. Net realized and unrealized losses on investments were $7.0 million in the first six months of 2023 compared to $17.6 million in the first six months of 2022.

Webcast Information
Indemnity has scheduled a pre-recorded audio broadcast on the Web for 10:00 AM ET on July 28, 2023.  Investors may access the pre-recorded audio broadcast by logging on to www.erieinsurance.com.

Erie Insurance Group
According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 12th largest homeowners insurer, 12th largest automobile insurer and 13th largest commercial lines insurer in the United States based on direct premiums written.  Founded in 1925, Erie Insurance is a Fortune 500 company and the 19th largest property/casualty insurer in the United States based on total lines net premium written. Rated A+ (Superior) by A.M. Best, ERIE has more than 6 million policies in force and operates in 12 states and the District of Columbia.

News releases and more information are available on ERIE's website at www.erieinsurance.com.
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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
Statements contained herein that are not historical fact are forward-looking statements and, as such, are subject to risks and uncertainties that could cause actual events and results to differ, perhaps materially, from those discussed herein.  Forward-looking statements relate to future trends, events or results and include, without limitation, statements and assumptions on which such statements are based that are related to our plans, strategies, objectives, expectations, intentions, and adequacy of resources.  Examples of forward-looking statements are discussions relating to premium and investment income, expenses, operating results, and compliance with contractual and regulatory requirements.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.  Among the risks and uncertainties, in addition to those set forth in our filings with the Securities and Exchange Commission, that could cause actual results and future events to differ from those set forth or contemplated in the forward-looking statements include the following:
•dependence upon our relationship with the Erie Insurance Exchange ("Exchange") and the management fee under the agreement with the subscribers at the Exchange;
•dependence upon our relationship with the Exchange and the growth of the Exchange, including:
◦general business and economic conditions;
◦factors affecting insurance industry competition;
◦dependence upon the independent agency system; and
◦ability to maintain our reputation;
•dependence upon our relationship with the Exchange and the financial condition of the Exchange, including:
◦the Exchange's ability to maintain acceptable financial strength ratings;
◦factors affecting the quality and liquidity of the Exchange's investment portfolio;
◦changes in government regulation of the insurance industry;
◦litigation and regulatory actions;
◦emergence of significant unexpected events, including pandemics and inflation;
◦emerging claims and coverage issues in the industry; and
◦severe weather conditions or other catastrophic losses, including terrorism;
•costs of providing policy issuance and renewal services to the Exchange under the subscriber's agreement;
•ability to attract and retain talented management and employees;
•ability to ensure system availability and effectively manage technology initiatives;
•difficulties with technology or data security breaches, including cyber attacks;
•ability to maintain uninterrupted business operations;
•outcome of pending and potential litigation;
•factors affecting the quality and liquidity of our investment portfolio; and
•our ability to meet liquidity needs and access capital.

A forward-looking statement speaks only as of the date on which it is made and reflects our analysis only as of that date.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in assumptions, or otherwise.
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